UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2007

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 443-8423

N /A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c ) under the Exchange Act 17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2007, EVB, a Virginia banking corporation and wholly-owned subsidiary of Eastern Virginia Bankshares, Inc. entered into a definitive Purchase and Assumption Agreement (the “Agreement”) with Millennium Bank, N.A. to acquire the Henrico and Colonial Heights Millennium Bank branch offices, located at 8821 West Broad Street, Richmond, Virginia, and 3400 Boulevard, Colonial Heights, Virginia, respectively. The Agreement provides that EVB will assume approximately $89 million of deposits and $44 million of loans. Under the terms of the Agreement, EVB will pay Millennium Bank, N.A. a premium on the outstanding deposits on the effective date of the transaction, plus the net book value of the loans, and certain other amounts for the real and personal property of the branches. The acquisition, subject to regulatory approval, is anticipated to be consummated by the end of the first quarter of 2008.

Copies of the press release, dated December 3, 2007, and the Agreement are being furnished as exhibits to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being furnished pursuant to Item 1.01 above.

Exhibit No.	Description
99.1	Press release issued by the Registrant dated December 3, 2007

99.2	Copy of the Purchase and Assumption Agreement dated November 30, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

/s/ Ronald L. Blevins	Date: December 3, 2007
By: Ronald L. Blevins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by the Registrant dated December 3, 2007

99.2	Copy of the Purchase and Assumption Agreement dated November 30, 2007